UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 18, 2014
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CUSTOMERS BANCORP, INC.
(Exact name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing, Pennsylvania 19610
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2014, Customers Bancorp, Inc. (the “Company”), provided written notice to The NASDAQ Stock Market LLC that the Company intends to transfer the listing of its Voting Common Stock, $1.00 par value per share (the “Voting Common Stock”) and its 6.375% Senior Notes Due 2018 (the “Senior Notes”), from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (the “NYSE”).  The Company’s Voting Common Stock and the Senior Notes have been approved for listing on the NYSE and are expected to commence trading on the NYSE on December 30, 2014 under the trading symbols “CUBI” for the Voting Common Stock and “CUBS” for the Senior Notes.  Until the transfer of  listing to the  NYSE is completed, the Voting Common Stock and the Senior Notes will continue to be traded on NASDAQ under their current trading symbols, “CUBI” and “CUBIL,” respectively.

On December 18, 2014, the Company also issued a press release announcing the transfer to the NYSE, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
Exhibit 99.1	December 18, 2014 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

	By:	/s/ Robert E. Wahlman
	Name:	Robert E. Wahlman
	Title:	Executive Vice President and Chief Financial Officer

Date: December 18, 2014

EXHIBITS INDEX

Exhibit	Description
Exhibit 99.1	December 18, 2014 Press Release